BRAUDE & CO.
          CERTIFIED PUBLIC ACCOUNTANTS (ISRAEL)



                        Consent of Independent Public Accountants


          As  independent  public accountants,  we  hereby  consent to  the incorporation by reference in the amendment No. 2 to the registration statement on Form S-2 (file No.33-51023) of Ampal American Israel Corporation of our report on the financial statements of Orlite Engineering Company Ltd. dated February 15, 1993, included in Ampal American Israel Corporation's Form 10-K, for the year ended December 31, 1992, and to all references to our firm included in such registration statements.


                                                               Braude & Co.

                                                            C.P.A. (ISRAEL)


          Tel-Aviv, January 21, 1994